Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Helen Kendrick

408-240-5585

Helen.Kendrick@sunpowercorp.com

SunPower Announces Closing of $220 Million Aggregate Principal Amount of its

4.5% Senior Cash Convertible Debentures

SAN JOSE, Calif., April 1, 2010 — SunPower Corporation (Nasdaq: SPWRA; SPWRB), a Silicon Valley-based provider of high efficiency solar cells, solar panels, and solar systems, today announced that it has closed an offering of $220 million aggregate principal amount of its 4.5% senior cash convertible debentures due 2015. In connection with this offering, SunPower has granted the initial purchasers an option to purchase up to an additional $30 million aggregate principal amount of such debentures to cover overallotments for thirteen days after this closing. SunPower intends to use the proceeds from the offering to replenish the cash reserves used in its acquisition of SunRay Renewable Energy, for working capital, capital expenditures and general corporate purposes, to pay the cost of the cash convertible debenture hedge and warrant transactions described below and, potentially, for the repayment of indebtedness.

The debentures will pay interest semi-annually on March 15 and September 15 beginning on September 15, 2010, at a rate of 4.5% per annum, and will mature on March 15, 2015. The debentures will be convertible only into cash, and not into shares of SunPower’s common stock (or any other securities). Prior to December 15, 2014, the debentures will be convertible only upon specified events and, thereafter, they will be convertible at any time, based on an initial conversion price of $22.53 per share of class A common stock (which is equivalent to a conversion rate of approximately 44.3853 shares of SunPower’s class A common stock per $1,000 principal amount of debentures, representing a conversion premium of approximately 25% over the closing sale price of $18.02 per share of SunPower’s class A common stock on the NASDAQ Global Select Market on March 25, 2010). The debentures will not be convertible upon the satisfaction of customary market price trigger conditions until the first quarter of 2011. The conversion price and the conversion rate will be subject to adjustment in certain events, such as distributions of dividends or stock splits. Upon conversion, SunPower will deliver an amount of cash calculated by reference to the price of SunPower’s class A common stock over the applicable observation period. SunPower may not redeem the debentures prior to maturity. In connection with the sale of the debentures, SunPower entered into convertible debenture hedge and warrant transactions intended to reduce its potential exposure to cash payments upon conversion of the debentures.

The debentures were offered in a private placement only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933 (the “Act”). The debentures have not been registered under the Act or any other state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities law.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Act. Any offers of the debentures were made only by means of a private offering memorandum. The debentures being offered were not approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “intends”, “will,” “may,” “could,” “expect,” “potential,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding the use of the offering proceeds and the convertibility of the debentures. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) market conditions; (ii) potential fluctuations in the company’s stock price; (iii) management’s broad discretion over the use of the net proceeds of the offering; (iv) changes in U.S. generally accepted accounting principles or in their interpretation; and (v) other risks described in the company’s Annual Report on Form 10-K for the year ended January 3, 2010, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.